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          EXHIBIT 23        CONSENT OF RADICS & CO., LLC






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                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------



The Board of Directors
West Essex Bancorp, Inc.

We consent to incorporation  by reference in the registration  statement on Form

S-8 of West Essex  Bancorp,  Inc. of our report  dated March 6, 1998 (except for tenth  paragraph  of Note 15,  which is dated  April 8,  1998)  relating  to the consolidated  statements  of  financial  condition  of West Essex Bank,  FSB and

Subsidiary  as of  December  31,  1997 and 1996,  and the  related  consolidated statements of income, comprehensive income, retained earnings and cash flows for each of the years in the  three-year  period ended December 31, 1997, and to the reference to our firm under the heading "Experts" in the Registration Statement


/s/ Radics & Co., LLC
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Radics & Co., LLC
Pine Brook, New Jersey
October 26, 1998